UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

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We need your help.

August 25, 2015

Dear Beneficial Unit Certificate Holder:

By now you have received one or more follow up letters from us related to the need for your voting instructions for the 2015 Consent Solicitation we commenced on July 24, 2015. According to our records, we have not yet received your vote. It is critical that we hear from you, which is why we’re asking you to exercise your right as a Unitholder to vote. If you have responded already, thank you for your time. The definitive Consent Solicitation Statement we filed with the Securities and Exchange Commission on July 24, 2015 invites you to vote on a number of proposals as detailed in that document.

IT IS IMPORTANT THAT YOU VOTE. PLEASE TAKE A MOMENT NOW TO CAST YOUR VOTE SO THAT YOUR UNITS MAY BE REPRESENTED BEFORE THE SCHEDULED EXPIRATION DATE OF SEPTEMBER 8, 2015.

The board of managers of The Burlington Capital Group LLC, which is the general partner of the general partner of the Partnership, recommends you vote “FOR” all the proposals set forth in the Consent Solicitation Statement.

Should you have any questions regarding the proposals, please call AST Fund Solutions at (800) 591-8250 toll-free, Monday through Friday, from 9 a.m. to 10 p.m. Eastern Time.

Your vote is truly important as every Unit counts towards reaching the required majority interest of Units outstanding to approve each of the Proposals. Responses thus far have been favorable, however due to a relative high vote requirement; we need your help to secure the remaining Units needed.

Please help us by calling us to vote your Units by phone at 1 (800) 591-8250. Representatives are available between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time. Please have the consent form available at the time of your call. Thank you for taking a couple minutes now to vote your Units.

Sincerely,

Mark A. Hiatt

Chief Executive Officer of

America First Multifamily Investors, L.P.

1004 Farnam Street, Suite 400

Omaha, Nebraska 68102